                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                              CARLISLE COMPANIES INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

                        CARLISLE COMPANIES INCORPORATED
                      250 SOUTH CLINTON STREET, SUITE 201
                         SYRACUSE, NEW YORK 13202-1258
                                 (315) 474-2500

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             ---------------------

    The 1998 Annual Meeting of Shareholders of Carlisle Companies Incorporated (the "Company") will be held at the offices of the Company, 250 South Clinton Street, Suite 201, Syracuse, New York on Monday, April 20, 1998, at 12:00 Noon for the following purposes:

       1.  To elect three (3) Directors;

       2. To act upon a proposal to amend the Company's Executive Incentive Program to increase the number of shares of Common Stock authorized for issuance under the Stock Option Plan from 1,000,000 shares to 1,600,000 shares;

       3.  To transact any other business properly brought before the meeting.

    Only shareholders of record at the close of business on February 24, 1998 will be entitled to vote whether or not they have transferred their stock since that date.

    SHAREHOLDERS ARE URGED TO FILL IN, SIGN, DATE AND MAIL THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE.

                                          By Order of the Board of Directors

                                          STEVEN J. FORD
                                          Secretary

Syracuse, New York
March 9, 1998

                                PROXY STATEMENT

                                    GENERAL

    THE ENCLOSED PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. The cost of proxy solicitation will be borne by the Company. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may devote part of their time to solicitation by facsimile, telephone or personal calls. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to beneficial owners and for reimbursement of their out-of-pocket and clerical expenses incurred in connection therewith. Proxies may be revoked at any time prior to voting. See "Voting by Proxy and Confirmation of Beneficial Ownership" beginning on page 16.

    The mailing address of the principal executive offices of the Company is Carlisle Companies Incorporated, 250 South Clinton Street, Suite 201, Syracuse, New York 13202-1258. The Company intends to mail this Proxy Statement and the enclosed Proxy, together with the 1997 Annual Report, on or about March 9, 1998. Upon written request mailed to the attention of the Secretary of the Company, at the address set forth above, the Company will provide without charge a copy of its 1997 Annual Report on Form 10-K filed with the Securities and Exchange Commission.

                               VOTING SECURITIES

    At the close of business on December 31, 1997, the Company had outstanding 30,158,709 shares of Common Stock of which 30,152,049 shares are entitled to vote. The remaining 6,660 shares are not entitled to vote until the holders of Carlisle Corporation common stock certificates exchange their certificates for certificates issued by the Company. The exchange is governed by an Agreement of Merger, dated March 7, 1986, which was approved by shareholders of Carlisle Corporation and became effective on May 30, 1986. Shares of the Company's Common Stock issued pursuant to the exchange before the February 24, 1998 record date will be entitled to vote at the Annual Meeting.

    The Company's Restated Certificate of Incorporation provides that each person who received his or her Common Stock in connection with the Merger is entitled to five votes per share. Persons acquiring shares of the Company after May 30, 1986 (the effective date of the Merger) are entitled to one vote per share until the shares have been beneficially owned (as defined in the Restated Certificate of Incorporation) for a continuous period of four years. Following continuous ownership for a period of four years, the shares are entitled to five votes per share. The actual voting power of each holder of Common Stock will be based on shareholder records at the time of the Annual Meeting. See "Voting by Proxy and Confirmation of Beneficial Ownership" beginning on page 16. In addition, holders of shares issued from the treasury, other than for the exercise of stock options, before the close of business on February 24, 1998 (the record date for determining shareholders entitled to vote at the Annual Meeting) will be entitled to five votes per share unless the Board of Directors determines otherwise at the time of authorizing such issuance.

                               SECURITY OWNERSHIP

A. BENEFICIAL OWNERS

    The following table provides certain information as of January 31, 1998 with respect to any person who is known to the Company to be the beneficial owner of more than five percent (5%) of the Company's Common Stock, the only class of voting securities. As defined in Securities and Exchange Commission Rule 13d-3, "beneficial ownership" means essentially that a person has or shares voting or investment decision power over shares. It does not necessarily mean that the person enjoys any economic benefit from those shares.

                           NAME AND ADDRESS OF
                             BENEFICIAL OWNER                               NUMBER OF SHARES    PERCENTAGE
--------------------------------------------------------------------------  -----------------  -------------
Ms. Magalen O. Bryant.....................................................       1,598,125(a)(b)        5.30
  c/o Carlisle Companies Incorporated
  250 S. Clinton St., Ste. 201
  Syracuse, NY 13202

Mr. George L. Ohrstrom, Jr................................................       1,652,679(b)   (i)        5.48
  c/o Carlisle Companies Incorporated
  250 S. Clinton St., Ste. 201
  Syracuse, NY 13202

B. NOMINEES, DIRECTORS AND OFFICERS

    The following table provides information as of January 31, 1998, as reported to the Company by the persons and members of the group listed, as to the number of shares and the percentage of the Company's Common Stock beneficially owned by: (i) each Director, nominee and executive officer named in the Summary Compensation Table on page 7; and (ii) all Directors, nominees and current executive officers of the Company as a group.

                 NAME OF DIRECTOR/EXECUTIVE OR
                   NUMBER OF PERSONS IN GROUP                     NUMBER OF SHARES      PERCENTAGE
----------------------------------------------------------------  -----------------  ----------------
Magalen O. Bryant...............................................       1,598,125(a)(b)             5.30
Donald G. Calder................................................          20,533(c)              0.07
Paul J. Choquette, Jr...........................................           3,687(j)   less than   .01
Henry J. Forrest................................................           4,385      less than   .01
Dennis J. Hall..................................................         412,985(g)(h)             1.35
Peter L.A. Jamieson.............................................             500      less than   .01
Peter F. Krogh..................................................           1,327      less than   .01
Stephen P. Munn.................................................       1,101,714(d)      (h)             3.52
George L. Ohrstrom, Jr..........................................       1,652,679(b)   (i)             5.48
Eriberto R. Scocimara...........................................          10,717(f)              0.04
Scott C. Selbach................................................          95,968(g)(h)             0.32
Robert J. Ryan, Jr..............................................          34,995(g)(h)             0.12
Steven J. Ford..................................................          38,778(g)(h)             0.13
John W. Altmeyer................................................          83,122(g)(h)             0.27
14 Directors and current executive officers as a group..........       4,164,923(g)(h)            13.39

------------------------

(a) Includes 567,392 shares (1.82%) held by a trust for the benefit of Mrs. Bryant's children as to which Mrs. Bryant is a trustee. Ms. Bryant disclaims beneficial ownership of these shares.

(b) Includes 403,200 shares (1.30%) held by the Ohrstrom Foundation, of which Mrs. Bryant and Mr. Ohrstrom are co-trustees. Each disclaims beneficial ownership of these shares.

(c) Includes 2,000 shares held by Mr. Calder's wife, 2,600 shares held by Mr. Calder's wife as custodian for the benefit of their two children and 2,000 shares held by Mr. Calder's adult child living at home. Mr. Calder disclaims beneficial ownership of these shares.

(d) Includes 5,200 shares held by Mr. Munn's wife. Mr. Munn disclaims beneficial ownership of these shares.

(e) Includes 491,392 shares (1.58%) held by a trust for the benefit of Mr. Ohrstrom's children as to which Mr. Ohrstrom and Mr. Munn are co-trustees. Each disclaims beneficial ownership of these shares.

(f) Includes 2,000 shares held by Mr. Scocimara's wife. Mr. Scocimara disclaims beneficial ownership of these shares.

(g) Includes shares allocated to the accounts of the following named officers participating in the Company's Employee Incentive Savings Plan; Mr. Munn, 3,980 shares; Mr. Hall, 3,785 shares; Mr. Selbach, 3,370 shares; Mr. Ryan, 195 shares; Mr. Ford, 245 shares; and Mr. Altmeyer, 2,622 shares. Each participant in the Plan has the right to direct the voting of shares allocated to his account. Shares are held by the trustee of the Employee Incentive Savings Plan in a commingled trust fund with beneficial interest allocated to each participant's account.

(h) Includes shares which the following named officers and other executive officers have the right to acquire within 60 days through the exercise of stock options issued by the Company; Mr. Munn, 386,666 shares; Mr. Hall, 350,000 shares; Mr. Selbach, 71,333 shares; Mr. Ryan, 32,000 shares; Mr. Ford, 37,000 shares; and Mr. Altmeyer, 61,000 shares. Shares issued from the treasury of the Company pursuant to the exercise of stock options have one vote per share until the stock issued upon exercise of the options has been held for a continuous period of four years.

(i) Includes 8,800 shares (less than .01%) held by various trusts for the benefit of Mr. Ohrstrom's children as to which Mr. Ohrstrom is a co-trustee. Mr. Ohrstrom disclaims beneficial ownership of these shares.

(j) Includes 200 shares held by Mr. Choquette's wife. Mr. Choquette disclaims beneficial ownership of these shares.

                               BOARD OF DIRECTORS

A. ELECTION OF DIRECTORS

    The Company's Certificate of Incorporation provides for a classified Board of Directors under which the Board is divided into three classes of Directors, each class as nearly equal in number as possible.

    At the Annual Meeting three (3) Directors are to be elected. The Directors will be elected to serve for a three-year term until the 2001 Annual Meeting and until their successors are elected and qualified. Directors will be elected by a plurality of the votes cast. Only votes cast for a nominee will be counted, except that the accompanying Proxy will be voted for the three nominees in the absence of instructions to the contrary. Abstentions, broker non-votes, and instruction on the accompanying Proxy to withhold authority to vote for one or more of the nominees will result in the respective nominees receiving fewer votes. For voting purposes, proxies requiring confirmation of the date of beneficial ownership received by the Board of Directors with such confirmation not completed so as to show which shares beneficially owned by the shareholder are entitled to five votes for each share will be voted with one vote for each share. (See "Voting by Proxy and Confirmation of Beneficial Ownership" beginning on page 16.) In the event any nominee is unable to serve (an event management does not anticipate), the Proxy will be voted for a substitute nominee selected by the Board of Directors.

                             NOMINEES FOR ELECTION

    The following table sets forth certain information relating to each nominee, as furnished to the Company by the nominee. Except as otherwise indicated, each nominee has had the same principal occupation or employment during the past five years.

                                                               POSITIONS WITH COMPANY,
                                                              PRINCIPAL OCCUPATION, AND               PERIOD OF SERVICE
NAME                                      AGE                    OTHER DIRECTORSHIPS                   AS DIRECTOR(A)
------------------------------------      ---      ------------------------------------------------  -------------------

Donald G. Calder....................          60   President of G.L. Ohrstrom & Co., Inc., a              December, 1984
                                                   private investment firm. Chairman of the Board                to date
                                                   and Chief Executive Officer of Harrow
                                                   Industries, Inc. Director of Central Securities
                                                   Corporation, Roper Industries, Inc., and
                                                   Brown-Forman Corporation. Member of Executive
                                                   and Audit Committees of the Company.

Dennis J. Hall......................          56   President, since February, 1995, and Executive         February, 1995
                                                   Vice President, Treasurer and Chief Financial                 to date
                                                   Officer, from August, 1989 to February 1995, of
                                                   the Company.

Eriberto R. Scocimara...............          62   President and Director of Hungarian-American               July, 1970
                                                   Enterprise Fund. President, 1991-1992,                        to date
                                                   LCS--America, Inc. Director of Quaker Fabric
                                                   Corporation, Roper Industries, Inc., Harrow
                                                   Industries, Inc. and Euronet Services, Inc.
                                                   Member of Executive and Compensation Committees
                                                   and Chairman of Pension & Benefits Committee of
                                                   the Company.

                         DIRECTORS WITH UNEXPIRED TERMS

    The following table sets forth certain information relating to each Director whose term has not expired, as furnished to the Company by the Director. Except as otherwise indicated, each Director has had the same principal occupation or employment during the past five years.

                                                               POSITIONS WITH COMPANY,
                                                              PRINCIPAL OCCUPATION, AND               PERIOD OF SERVICE
NAME                                      AGE                    OTHER DIRECTORSHIPS                   AS DIRECTOR(A)
------------------------------------      ---      ------------------------------------------------  -------------------

Magalen O. Bryant(b)................          69   Investor in various corporations. Director of             April, 1978
                                                   Dover Corporation and O'Sullivan Corporation.                 to date
                                                   Member of the Compensation and Pension &
                                                   Benefits Committees of the Company.

Paul J. Choquette, Jr...............          59   President of Gilbane Building Company. Chairman           April, 1991
                                                   of Gilbane Properties, Inc., a real estate                    to date
                                                   development and management company. Director of
                                                   Fleet Financial Group, Inc. and Eastern
                                                   Utilities Associates. Member of Executive and
                                                   Pension & Benefits Committees of the Company.

                                                               POSITIONS WITH COMPANY,
                                                              PRINCIPAL OCCUPATION, AND               PERIOD OF SERVICE
NAME                                      AGE                    OTHER DIRECTORSHIPS                   AS DIRECTOR(A)
------------------------------------      ---      ------------------------------------------------  -------------------
Henry J. Forrest....................          64   Past Director, President and Chief Operating             August, 1993
                                                   Officer of Inter-City Products Corporation, a                 to date
                                                   manufacturer of air conditioning products.
                                                   Chairman of Audit Committee of the Company.

Peter L.A. Jamieson.................          59   Deputy Chairman of Robert Fleming Holdings              January, 1996
                                                   Limited, a United Kingdom investment banking                  to date
                                                   firm. Chairman of Robert Fleming & Co. Ltd.
                                                   Director of Jardine Strategic Holdings Ltd.
                                                   Member of Audit and Pension & Benefits
                                                   Committees of the Company.

Peter F. Krogh......................          61   Dean Emeritus and Distinguished Professor,                  May, 1995
                                                   School of Foreign Service, Georgetown                         to date
                                                   University. Trustee, Winthrop Focus Funds-Wood,
                                                   Struthers and Winthrop Management Co. Member of
                                                   Audit and Pension & Benefits Committees of the
                                                   Company.

Stephen P. Munn.....................          55   Chief Executive Officer, since September, 1988,       September, 1988
                                                   Chairman of the Board, since January, 1994, and               to date
                                                   President from September, 1988 to February,
                                                   1995, of the Company. Director of O'Sullivan
                                                   Corporation and various mutual funds managed by
                                                   Prudential Mutual Funds Management, Inc. Member
                                                   of Executive Committee of the Company.

George L. Ohrstrom, Jr.(b)..........          70   Chairman, Chief Executive Officer and principal           April, 1963
                                                   of G.L. Ohrstrom & Co., Inc., a private                       to date
                                                   investment firm. Director of Roper Industries,
                                                   Inc. and Harrow Industries, Inc. Chairman of
                                                   Executive and Compensation Committees of the
                                                   Company.

------------------------

(a) Information reported includes service as a director of Carlisle Corporation, the Company's predecessor.

(b) Mrs. Bryant and Mr. Ohrstrom are related to one another as sister and brother.

B. MEETINGS OF THE BOARD AND CERTAIN COMMITTEES; REMUNERATION OF DIRECTORS

    During 1997, the Board of Directors of the Company held seven (7) meetings. The annual fee paid to each Director who is not a member of management is $20,000. Each non-management Director may elect to receive the entire annual fee in cash or one-half of the fee in cash and the other half in shares of Common Stock of the Company with a market value equal to that amount. The fee paid to non-management Directors for each Board meeting attended is $750.

    The Board has standing Executive, Audit, Compensation and Pension and Benefits Committees.

    The Executive Committee has the authority to exercise all powers of the Board of Directors between regularly scheduled Board meetings. During 1997, the Executive Committee met once. Each member of the Executive Committee (other than Mr. Munn, the Company's Chief Executive Officer) receives an annual fee of $15,000; the Chairman of the Committee receives an additional annual fee of $8,000. In addition, each non-management member receives $300 for each meeting attended.

    The functions of the Audit Committee consist of annually recommending to the Board of Directors the appointment of independent auditors; reviewing with the auditors the plan and results of the auditing engagement; reviewing the scope and results of the Company's procedures for internal auditing; and reviewing the adequacy of the Company's system of internal accounting controls. During 1997, the Audit Committee held three (3) meetings. Each member of the Audit Committee receives an annual fee of $1,000 and a fee of $300 for each meeting attended. The Chairman of the Committee receives an additional annual fee of $5,000.

    The Compensation Committee administers the Company's incentive programs and decides upon annual salary adjustments and discretionary bonuses for various employees of the Company. During 1997, the Compensation Committee met once. Each member of the Compensation Committee receives an annual fee of $1,000 and a fee of $300 for each meeting attended. The Chairman of the Committee receives an additional annual fee of $3,000.

    The Pension and Benefits Committee monitors the performance of the Company's pension and benefits programs and implements changes recommended by the Board. During 1997, the Pension and Benefits Committee met twice. Each member of the Pension and Benefits Committee receives an annual fee of $1,000 and a fee of $300 for each meeting attended. The Chairman of the Committee receives an additional annual fee of $3,000.

    Occasionally Directors are asked to serve on special committees and are typically paid $300 for each meeting attended or $1,000 for a visit to a plant site which may require an overnight stay.

    For 1997, all Directors attended at least 75% of the aggregate of (i) the total number of Board of Directors meetings which he or she was eligible to attend and (ii) all meetings of Committees of the Board on which the Director served.

    Each Director who is not a member of management is a participant in a Director Retirement Program. Each such Director who has attained five years of service on the Board as a non-employee from the date of his or her election to the Board is eligible to receive retirement benefits under the Program. Upon retirement from the Board, each eligible Director will receive monthly payments equal to 1/12 (one-twelfth) the annual fee paid to Directors (cash and stock) in effect on the date of retirement. The Program payments continue for the number of years equal to the Director's years of service on the Board; or until the death of the Director, whichever occurs first. In the event a retired Director receiving payments dies before receiving his or her full benefit; the Director's surviving spouse will receive the remaining benefits until the spouse's death or the benefit is completed, whichever occurs first. As of December 31, 1997, Mr.
E. Douglas Kenna, Mrs. Allen Ohrstrom (surviving spouse of Mr. Ricard R. Ohrstrom), Mr. Erskine H. White, Jr. and Mr. David G. Thomas were eligible to receive benefits under the Program.

C. SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and Directors, and persons who beneficially own more than ten percent (10%) of the Company's equity securities, to file reports of security ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC"). Executive officers, Directors and greater than ten-percent beneficial owners also are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based upon a review of copies of such forms and written representations from its executive officers and Directors, the Company believes that all Section 16(a) filing requirements were complied with on a timely basis during and for 1997, except that a Form 4 was filed after its due date (i) reporting an open market purchase of 100 shares of common stock by Mr. Krogh and (ii) reporting an open market purchase of 200 shares of common stock by Mr. Choquette's wife. Mr. Choquette disclaims beneficial ownership of these shares.

                       COMPENSATION OF EXECUTIVE OFFICERS

A. SUMMARY COMPENSATION TABLE

    The following table discloses compensation received during the three fiscal years ended December 31, 1995-1997 by Mr. Munn, the Company's Chief Executive Officer, and by each of the four remaining most highly paid executive officers who were serving as executive officers at the end of 1997:

                                                                                  LONG TERM
                                                                                COMPENSATION
                                                        ANNUAL COMPENSATION(1)  -------------
                                                                                 SECURITIES
NAME AND                                                ----------------------   UNDERLYING        ALL OTHER
PRINCIPAL POSITION                             YEAR     SALARY($)    BONUS($)   OPTIONS(#)(3)  COMPENSATION($)(2)
-------------------------------------------  ---------  ----------  ----------  -------------  ------------------

Stephen P. Munn............................       1997  $  600,000  $  600,000      100,000        $    6,333
  Chairman and Chief Executive Officer            1996     540,000     500,000      100,000             6,000
                                                  1995     525,000     400,000      120,000             6,000

Dennis J. Hall.............................       1997  $  348,000  $  245,000       30,000        $    6,333
  President                                       1996     331,000     232,000       60,000             6,000
                                                  1995     315,000     226,000       60,000             6,000

Scott C. Selbach(4)........................       1997  $  177,000  $  123,000        8,000        $  265,947(7)
  Vice President, Corporate Development      1996 1995     168,300     110,000       16,000            84,855(8)
                                                           158,500     100,000       20,000            28,000(8)

Robert J. Ryan, Jr.(5).....................       1997  $  142,000  $  100,000       12,000        $    6,333
  Vice President, Treasurer and                   1996     140,000      95,000       24,000                 0
  Chief Financial Officer

Steven J. Ford(6)..........................       1997  $  147,000  $  103,000        9,000        $    6,333
  Vice President, Secretary and General           1996     140,000      98,000       16,000             1,400
  Counsel                                         1995      61,875      45,000       15,000                 0

John W. Altmeyer(9)........................       1997  $  170,208  $  120,000        9,000        $  106,191(10)
  Formerly Vice President,                        1996     137,500      97,000       16,000             6,000
  Corporate Development                           1995     118,167      75,000       15,000             6,000

------------------------

(1) Includes amounts earned in fiscal year.

(2) For the executive officers other than Messrs. Selbach and Altmeyer, includes only vested and non-vested contributions to the Company 401(k) plan.

(3) Common Stock of the Company. Amounts shown for 1995 and 1996 reflect adjustments for the two-for-one stock split on January 15, 1997.

(4) Mr. Selbach was appointed Vice President, Corporate Development on July 15, 1997.

(5) Mr. Ryan was hired as Vice President, Treasurer and Chief Financial Officer in January 1996.

(6) Mr. Ford was hired as Vice President, Secretary and General Counsel in July 1995.

(7) Includes $6,333 for vested contribution to the Company 401(k) plan and non-reoccurring payments and reimbursements totaling $259,614 attributable to overseas assignment and relocation.

(8) Includes $6,000 for vested contribution to the Company 401(k) plan for each of 1996 and 1995, and includes a payment of $78,855 in 1996 and a payment of $22,000 in 1995 for cost of living adjustment attributable to overseas assignment.

(9) Mr. Altmeyer is listed because he served as an executive officer of the Company during a portion of the 1997 fiscal year.

(10) Includes $6,333 for vested contribution to the Company 401(k) plan and a non-reoccurring payment of $99,858 for relocation expenses.

B. STOCK OPTION GRANTS IN 1997

    The following table discloses information on stock option grants in fiscal 1997 to the named executive officers and the potential stock price appreciation to all shareholders and all optionees and restricted share recipients assuming the rates of appreciation set forth below.

                                              INDIVIDUAL GRANTS
                                         ----------------------------                                 POTENTIAL PRE-TAX(2)
                                          NUMBER OF     % OF TOTAL                                    REALIZABLE VALUE AT
                                         SECURITIES       OPTIONS                                     ASSUMED ANNUAL RATES
                                         UNDERLYING     GRANTED TO                                OF STOCK PRICE APPRECIATION
                                           OPTIONS     EMPLOYEES IN     EXERCISE                        FOR OPTION TERM
                                           GRANTED        FISCAL          PRICE     EXPIRATION   ------------------------------
NAME                                         (#)           YEAR          ($/SH)       DATE(1)         5%              10%
---------------------------------------  -----------  ---------------  -----------  -----------  -------------  ---------------
Stephen P. Munn........................     100,000           46.7      $   29.50       2/4/07   $   1,858,500  $     4,690,500
Dennis J. Hall.........................      30,000           14.0          29.50       2/4/07         557,550        1,407,150
Scott C. Selbach.......................       8,000            3.7          29.50       2/4/07         148,680          375,240
Robert J. Ryan, Jr.....................      12,000            5.6          29.50       2/4/07         223,020          562,860
Steven J. Ford.........................       9,000            4.2          29.50       2/4/07         167,265          422,145
John W. Altmeyer.......................       9,000            4.2          29.50       2/4/07         167,265          422,145
All Optionees and Restricted Share
  Recipients as a Group(3).............                                                              4,315,365       10,891,161
All Shareholders as a Group(3).........                                                            560,499,607    1,414,594,246

------------------------

(1) Options are exercisable, 33.3% on 2/5/97, an additional 33.3% on 2/5/98 and the balance on 2/5/99 and thereafter, cumulatively, through the expiration date. In addition, the options are immediately exercisable upon a Change in Control (as defined on page 9).

(2) Prior to applicable federal, state and other taxes.

(3) Under the Company's Executive Incentive Program, certain employees of the Company's operating divisions and subsidiaries who are not named in the Summary Compensation Table are eligible to receive stock options and shares of restricted stock of the Company. Separate rows are added to the table for recipients of all equity based Company compensation as a group and for all shareholders as a group to illustrate the potential stock price appreciation to all shareholders.

C. AGGREGATED OPTION EXERCISES IN 1997 AND YEAR END VALUES

    The following table discloses information on stock option exercises in fiscal 1997 by the named executive officers and the value of each officers' unexercised stock options on December 31, 1997.

                                                                         NUMBER OF SECURITIES         PRE-TAX(1) VALUE OF
                                            SHARES      PRE-TAX(1)      UNDERLYING UNEXERCISED           UNEXERCISED,
                                          ACQUIRED ON      VALUE          OPTIONS AT FISCAL         IN-THE-MONEY OPTIONS AT
NAME                                      EXERCISE(#)  REALIZED($)(2)        YEAR END (#)           FISCAL YEAR ENDS($)(3)
----------------------------------------  -----------  -------------  --------------------------  ---------------------------
                                                                      EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
Stephen P. Munn.........................     200,000    $ 4,512,500      320,000        100,000   $  7,568,883   $ 1,645,817
Dennis J. Hall..........................           0              0      320,000         40,000      9,056,700       722,500
Scott C. Selbach........................           0              0       63,331         10,669      1,687,246       192,694
Robert J. Ryan, Jr......................           0              0       20,000         16,000        419,000       289,000
Steven J. Ford..........................           0              0       28,667         11,333        630,633       201,492
John W. Altmeyer........................           0              0       52,667         11,333      1,366,653       201,492

------------------------

(1) Prior to applicable federal, state and other taxes.

(2) Value realized is calculated by subtracting the exercise price from the fair market value of Company stock on the date of exercise.

(3) Total value of options is calculated by subtracting the exercise price from the fair market value of Company stock of $42.75 (the closing price of the stock on December 31, 1997).

D. PENSION PLAN

    The pension plans of the Company and its subsidiaries provide defined benefits including a cash balance formula whereby participants accumulate a cash balance benefit based upon a percentage of compensation allocation made annually to the participants' cash balance accounts. The allocation percentage ranges from 2% to 7% and is determined on the basis of each participant's years of service. The cash balance account is further credited with interest annually. The interest credit is based on the One Year Treasury Constant Maturities as published in the Federal Reserve Statistical Release over the one year period ending on the December 31st immediately preceding the applicable plan year. The interest rate for the plan year ending December 31, 1997 was 6.47%. Compensation covered by the pension plan of the Company and its subsidiaries includes total cash remuneration in the form of salaries and bonuses, including amounts deferred under Section 401(k) and 125 of the Internal Revenue Code of 1986, as amended.

    The annual annuity benefit payable starting at normal retirement age (age 65 with five years of service) as accrued through December 31, 1997 under the pension plans of the Company and its subsidiaries for the executives named in the Summary Compensation table were as follows: Mr. Munn, $85,716; Mr. Hall, $44,871; Mr. Selbach, $24,844; Mr. Ryan, $1,619; Mr. Ford, $5,259; and Mr.
Altmeyer, $17,417.

    As of December 31, 1997, the full years of credited service under the plans for each of the following individuals were as follows: Mr. Munn, 8 years; Mr. Hall, 7 years; Mr. Ryan, 1 year; Mr. Selbach, 7 years; Mr. Ford, 1 year; and John W. Altmeyer, 7 years.

E. COMPENSATORY ARRANGEMENTS AND RELATED TRANSACTIONS

    The Company has outstanding agreements with certain executive employees of the Company selected by the Board of Directors, which agreements provide that the individuals will not, in the event of the commencement of steps to effect a Change of Control (defined generally as an acquisition of 20% or more of the outstanding voting shares or a change in a majority of the Board of Directors), voluntarily leave the employ of the Company until a third person has terminated his or its efforts to effect a Change of Control or until a Change of Control has occurred.

    In the event of a termination of the individual's employment within three
(3) years of a Change in Control, the executive is entitled to three years' compensation, including bonus, retirement benefits equal to the benefits he would have received had he completed three additional years of employment, continuation of all life, accident, health, savings, and other fringe benefits for three years, and relocation assistance.

    At any time prior to a Change of Control, the Board of Directors of the Company may amend, modify or terminate any such agreement. The Board of Directors may also, at any time, terminate an agreement with respect to any executive employee who is affiliated with any group seeking or accomplishing a Change of Control. Messrs. Munn, Hall, Ryan, Selbach, Ford and Altmeyer are each a party to such an agreement.

F. PERFORMANCE GRAPH

    The following graph shows a five-year comparison of cumulative total returns, assuming reinvestment of dividends, for the Company, the S&P 500 Composite Index and the Russell 2000 Index.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           CARLISLE    S&P 500   RUSSELL 2000
1991             100        100           100
1992          117.72     107.73        118.42
1993          172.96     118.49        140.79
1994          191.52     120.04        138.23
1995          218.67     165.02        177.55
1996          334.01     202.82        207.44

    The following table shows how a $100 investment in Carlisle has grown over the five-year period ending December 31, 1997 as compared to a $100 investment in the S&P 500 Composite Index and the Russell 2000 Index. The table assumes reinvestment of all dividends.

                                   RUSSELL
DATE       CARLISLE    S&P 500      2000
---------  ---------  ---------  -----------
     1992  $  100.00  $  100.00   $  100.00
     1993     146.93     109.99      118.89
     1994     162.69     111.43      116.73
     1995     185.75     153.18      149.94
     1996     283.74     188.26      175.18
     1997     406.68     250.96      216.54

G. REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The policies of the Compensation Committee of the Board of Directors of the Company are highly performance-related and are intended to motivate and reward individual performance that contributes to the attainment of the operational, financial and strategic goals set by management to build shareholder value.

    Executive officers of the Company receive an annual base salary and are eligible for grants of stock options and performance-based cash bonuses. The Compensation Committee evaluates subjective individual and objective Company performance criteria in determining the size of the various components of compensation. However, no pre-established compensation targets are set nor are any specific objective performance criteria or pre-established weights thereof assigned to any component to the exclusion of others.

    Base salaries are normally adjusted annually, based upon general industry changes in salary levels, individual and Company performance and levels of duties and responsibilities.

    Annual cash bonuses awarded to executive officers are based on a percentage of each officer's base salary. The percentage of base salary for each officer is determined each year by the Compensation Committee based on an unweighted subjective evaluation of individual performances as reported to the Compensation Committee by the Chief Executive Officer, an objective review of Company performance criteria, such as sales, operating earnings, net earnings per share and stock price, acquisitions, strategic accomplishments and other factors as the Compensation Committee deems appropriate.

    Amounts paid as annual cash bonuses to the Chief Executive Officer and the four remaining highest compensated officers of the Company are included as compensation under Section 162(m) of the Internal Revenue Code for purposes of determining the extent to which a tax deduction will be disallowed to the Company for annual compensation paid to any such person in excess of $1,000,000. In order to exclude annual cash bonuses from the calculation of the $1,000,000 limitation, such amounts must be paid solely on account of the attainment of one or more performance goals that precludes the exercise of discretion by the Compensation Committee. The Compensation Committee believes that its policy of evaluating subjective individual performances in awarding annual cash bonuses is important to attracting, retaining and motivating key personnel of the Company and has determined that such discretion should be maintained in order to serve the best interests of the Company.

    Stock options are generally awarded annually under a provision of the Company's Executive Incentive Plan which gives the Compensation Committee discretion to award stock options to executive employees. Under amendments to the stock option plan approved by the shareholders, compensation paid in the form of nonqualified stock options will constitute "performance-based compensation" under Section 162(m) of the Internal Revenue Code. In addition to preserving the Company's income tax deduction for compensation paid in the form of nonqualified stock options, the amendments enhance the performance-related policies of the Compensation Committee by assuring that compensation attributable to the exercise of stock options is paid solely on account of the attainment of a specified performance goal, namely, appreciation in value of the Company's stock. The amendments also function to reward executive officers only to the extent that the Company's shareholders have benefitted from share appreciation. Under the amendments, stock options will generally be granted with an option price equal to the fair market value of the Company's stock on the date of grant. Additionally, in order to provide an objective formula for determining the maximum amount of compensation an executive officer may receive on the exercise of stock options, no participant may receive options to acquire more than one hundred thousand (100,000) option shares in any one fiscal year period. While the number of stock options awarded to any executive officer by the Compensation Committee is not determined by a pre-established plan formula, the Compensation Committee reviews individual and Company performance criteria and other factors it deems appropriate in awarding stock options.

    With respect to compensation earned by the executive officers of the Company in 1997 (including bonus compensation paid in 1998), the Compensation Committee reviewed and measured each executive's individual contributions to the progress made by the Company toward accomplishing its financial and strategic goals, including the Company's performance against prior year financial figures and ratios and the enumerated critical success factors outlined in the 1997 Annual Report to Shareholders. The Compensation Committee found, as reflected in the financial statements of the Company for the year ending December 31, 1997, that the Company performed favorably in 1997 against prior year sales (up 24%), operating earnings (up 27%), net earnings per share (up 27%) and stock price (up 41.3%). The Company also performed favorably against its critical success factors as outlined in the 1997 Annual Report to Shareholders. Of course, industry standards and global economic conditions also influenced executive compensation decisions by the Committee.

    Compensation paid to Mr. Stephen P. Munn, the Company's Chief Executive Officer, was assessed on both qualitative and quantitative performance based measures consistent with the policies set forth above. While the Committee included in Mr. Munn's performance measurement a comparative review of Company financial figures and ratios, which, as discussed above, it found favorable, principal among all criteria considered by the Committee in establishing Mr. Munn's compensation was the continued significant enhancement in shareholder value. Total return in shareholder value approximated 43 percent for calendar year 1997 and exceeded 31.8 percent for the five-year period ending on December 31, 1997. In addition, the total market value of the Company's stock increased over $387.5 million in calendar year 1997. Quarterly dividends increased over
12.9 percent, enabling the Company to pass on a portion of the Company's earnings to shareholders.

                                          CARLISLE COMPANIES INCORPORATED
                                          COMPENSATION COMMITTEE

                                          George L. Ohrstrom, Jr., Chairman
                                          Magalen O. Bryant
                                          Eriberto R. Scocimara

               PROPOSAL TO AMEND THE EXECUTIVE INCENTIVE PROGRAM

    The Company maintains an Executive Incentive Program (the "Program") for executives and certain other employees of the Company and its divisions and subsidiaries. The Program, effective January 1, 1988, was approved by the shareholders on April 20, 1988.

    The Program contains a Cash Bonus and Restricted Stock Plan available only to certain employees of the Company's operating divisions and operating subsidiaries. The Program also has a Stock Option Plan available to certain employees who are not eligible to receive cash or restricted stock awards under the Cash Bonus and Restricted Stock Plan.

    There were originally 400,000 shares of Common Stock reserved for issuance under the Stock Option Plan. On April 20, 1994, the shareholders approved an amendment to the Stock Option Plan increasing the shares of Common Stock reserved for issuance from 400,000 shares to 1,000,000 shares. Currently, only 74,182 shares of Common Stock are available for future issuance.

PROPOSAL

    On February 4, 1998, the Compensation Committee and Board of Directors unanimously approved, subject to shareholder approval, an amendment to the Program increasing the number of shares of Common Stock that may be issued under the Stock Option Plan by 600,000 shares from 1,000,000 shares to 1,600,000 shares (the "Share Increase Amendment"). At the Annual Meeting, the shareholders are requested to approve the Share Increase Amendment. The Board of Directors believes that stock options play a key role in the Company's ability to recruit, reward and retain executives and key employees who have the ability to enhance the value of the Company. The Board, therefore, recommends approval of the Share Increase Amendment.

    Approval of this proposal requires the affirmative vote of a majority of the Company's shares present, or represented, and entitled to vote. Shares voted for the proposal and shares represented by returned proxies that do not contain instructions to vote against the proposal or to abstain from voting will be counted as shares cast for the proposal. Shares will be counted as cast against the proposal if the shares are voted either against the proposal or to abstain from voting. Broker non-votes will not change the number of votes cast for or against the proposal and will not be treated as shares entitled to vote. For voting purposes, proxies requiring confirmation of the date of beneficial ownership received by the Board of Directors with such confirmation not completed so as to show which shares beneficially owned by the shareholder are entitled to five votes for each share will be voted with one vote for each share. (See "Voting by Proxy and Confirmation of Beneficial Ownership" beginning on page 16.)

    If the Share Increase Amendment is authorized, the text of Section 3.03 of the Program will be amended to read as follows:

           "Section 3.03. Number of Authorized Shares.

    The aggregate number of shares of Common Stock that may be issued pursuant to this Stock Option Plan shall not exceed one million six hundred thousand (1,600,000) shares. Upon lapse or termination of any unexercised Stock Option, the Common Stock that was subject to such Stock Option may again be subject to other Stock Options."

SUMMARY OF PROGRAM

    GENERAL. The Program is administered by the Compensation Committee, which is comprised of three or more directors of the Company, appointed from time to time by the Board of Directors, who are not, and were not at any time within one year prior to their appointment, eligible to participate in the Program.

    AUTHORITY. The Compensation Committee has authority to select persons to receive grants from among the eligible employees, determine the types of grants and number of shares to be awarded to grantees, and set the terms, conditions and provisions of the grants consistent with the Program. The Compensation Committee has plenary authority to resolve any and all questions arising under the Program.

    ELIGIBILITY. Eligibility for awards under the Restricted Stock Plan is extended to certain key employees of the operating divisions and operating subsidiaries of the Company who are in a position to influence the growth and earnings of their particular division or subsidiary. Currently, approximately 60 employees are eligible. Eligibility for awards under the Stock Option Plan is extended to executive officers and certain other key management employees. Currently, approximately 15 employees are eligible, including the five executive officers. The number of eligible employees and grantees for both Plans can be expected to vary from year to year.

    SHARES AUTHORIZED UNDER THE PROGRAM. As described above, there are currently 74,182 shares of Common Stock available for future grants under the Stock Option Plan. If the Share Increase Amendment is approved, the number of shares available will increase by 600,000 to 674,182. With respect to the Restricted Stock Plan, 400,000 shares were initially reserved for issuance. In the event of a stock split, stock dividend, or other relevant change affecting the Common Stock, adjustments may be made to the number of shares available for grants and to the number of shares and price under outstanding grants made before the event.

    GRANTS UNDER THE PROGRAM.

    STOCK OPTIONS. The Compensation Committee may grant non-qualified options and Incentive Stock Options ("ISOs"). The Compensation Committee shall establish the option price, which may not be less than 100% of the fair market value of the stock on the date of grant unless, in the case of non-qualified options, the Compensation Committee specifically designates them as not satisfying the qualified performance-based compensation requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, in which case the price shall not be less than 50% of fair market value. The term of the option and the period during which it may be exercised are also established by the Compensation Committee, provided that, in the case of ISOs, the term may not exceed ten (10) years. The option price may be satisfied in cash or, if permitted by the Compensation Committee, by delivering to the Company previously acquired Carlisle Common Stock, or a combination of both. No grantee may receive options for more than 100,000 shares in any one fiscal year.

    RESTRICTED STOCK GRANTS. The Compensation Committee may also issue or transfer shares under a restricted stock grant. The grants are subject to a three-year restriction period during which the grantee must remain in the employment of the Company. The grantee may not dispose of any shares prior to the expiration of the restriction period. During such period, the grantee is entitled to vote the shares and receive dividends. Upon expiration of the restriction period, a stock certificate representing the restricted shares is delivered to the grantee.

    FEDERAL INCOME TAX CONSEQUENCES OF STOCK OPTIONS. The grant of a stock option will not result in taxable income at the time of grant for the optionee or the Company. The grantee will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Company will receive no deduction when an ISO is exercised. Upon exercising a non-qualified stock option, the grantee will recognize ordinary income in the amount by which the fair market value exceeds the option price; the Company will be entitled to a deduction for the same amount. The treatment to a grantee of a disposition of shares acquired through the exercise of an option is dependent upon the length of time the shares have been held and on whether such shares were acquired by exercising an ISO or a non-qualified stock option. Generally, there will be no tax consequence to the Company in connection with the disposition of shares acquired under an option except that the Company may be entitled to a deduction in the case of a disposition of shares acquired upon exercise of an ISO before the applicable ISO holding periods have been satisfied.

    OTHER INFORMATION. The Compensation Committee may amend the Program as it deems advisable, except that shareholder approval is required to: (i) increase the number of shares of Common Stock subject to the Program or increase the maximum number of option shares available to any participant in any one fiscal year period, (ii) decrease the price at which options may be exercised, (iii) render eligible for membership on the Compensation Committee as of any given date any person who as at such date or at any time within one year prior thereto has been eligible for participation in the Program, or (iv) change the class of employees eligible to participate in the Program.

    In the event of a Change of Control (as defined on page 9), the Program provides for accelerated vesting of stock options and restricted shares.

    Subject to shareholder approval of the Share Increase Amendment, the Compensation Committee granted the following stock options for the 1998 fiscal year:

NAME AND POSITION                                                                              NUMBER OF SHARES(1)
---------------------------------------------------------------------------------------------  -------------------
Stephen P. Munn, Chairman, Chief Executive Officer...........................................         100,000
Dennis J. Hall, President....................................................................          50,000
Scott C. Selbach, Vice President, Corporate Development......................................          10,000
Robert J. Ryan, Jr., Vice President, Treasurer and Chief Financial Officer...................          12,000
Steven J. Ford, Vice President, Secretary and General Counsel................................          10,000
John W. Altmeyer, (formerly Vice President, Corporate Development)...........................          12,000
Executive Officer Group......................................................................         194,000
Non-Executive Officer Employee Group.........................................................          45,000

------------------------

(1) A portion of each officer's grant will be satisfied out of the 74,182 shares currently available for issuance under the Stock Option Plan.

    The closing price of the Common Stock of the Company on the New York Stock Exchange on February 23, 1998 was $46.9375.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE SHARE INCREASE AMENDMENT.

                             SELECTION OF AUDITORS

    Arthur Andersen LLP has served as independent auditors of the Company since March, 1994 and has been recommended by the Audit Committee to audit the accounts of the Company and its subsidiaries for the year ending December 31, 1998. One or more representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will be given an opportunity to make a statement, if they so desire, and to respond to appropriate questions of shareholders in attendance.

                     SHAREHOLDER PROPOSALS FOR PRESENTATION
                           AT THE 1999 ANNUAL MEETING

    If a shareholder of the Company wishes to present a proposal for consideration for inclusion in the Proxy Statement for the 1999 Annual Meeting, the proposal must be sent by certified mail-return receipt requested and must be received at the executive offices of the Company, 250 South Clinton Street, Suite 201, Syracuse, New York 13202-1258, Attn: Secretary, no later than November 11, 1998. All proposals must conform to the rules and regulations of the Securities and Exchange Commission.

            VOTING BY PROXY AND CONFIRMATION OF BENEFICIAL OWNERSHIP

    To ensure that your shares will be represented at the Annual Meeting, please complete, sign, and return the enclosed Proxy in the envelope provided for that purpose whether or not you expect to attend. Shares represented by a valid proxy will be voted as specified.

    Any shareholder may revoke a proxy by a later-dated proxy or by giving notice of revocation to the Company in writing (addressed to the Company at 250 South Clinton Street, Suite 201, Syracuse, New York 13202-1258 Attention:
Secretary) or by attending the Annual Meeting and voting in person.

    The number of votes that each shareholder will be entitled to cast at the Annual Meeting will depend on when the shares were acquired and whether or not there has been a change in beneficial ownership since the date of acquisition, with respect to each of such holder's shares.

    Shareholders whose shares of Common Stock are held by brokers or banks or in nominee name are requested to confirm to the Company how many of the shares they own as of February 24, 1998 were beneficially owned before February 24, 1994, entitling such shareholder to five votes per share, and how many were acquired after February 23, 1994, entitling such shareholder to one vote per share. If no confirmation of beneficial ownership is received from a shareholder at least three (3) business days prior to the Annual Meeting, it will be deemed by the Company that beneficial ownership of all shares was effected after February 23, 1994, and the shareholder will be entitled to one vote for each share. If a shareholder provides incorrect information, he may provide correct information at any time at least three (3) business days prior to the voting of his or her shares at the Annual Meeting.

    Proxy Cards are being furnished to shareholders of record on February 24, 1998 whose shares of Common Stock on the records of the Company show the following:

        (i) that such shareholder had beneficial ownership of such shares before February 24, 1994, and there has been no change since that date, thus entitling such shareholder to five votes for each share; or

        (ii) that beneficial ownership of such shares was effected after February 23, 1994, thus entitling such shareholder to one vote for each share; or

       (iii) that the dates on which beneficial ownership of such shares was effected are such that such shareholder is entitled to five votes for some shares and one vote for other shares.

    Printed on the Proxy Card for each individual shareholder of record is the number of shares of Common Stock for which he or she is entitled to cast five votes each and/or one vote each, as the case may be, as shown on the records of the Company.

    Shareholders of record are urged to review the number of shares shown on their Proxy Cards in the five-vote and one-vote categories. If the number of shares shown in a voting category is believed to be incorrect, the shareholder should notify the Company in writing of that fact and either enclose the notice along with the Proxy Card in the postage-paid, return envelope, or mail the notice directly to the Company at the address indicated above. The shareholder should identify the shares improperly classified for voting purposes and provide information as to the date beneficial ownership was acquired. Any notification of improper classification of votes must be made at least three (3) business days prior to the Annual Meeting or the shareholder will be entitled at the Annual Meeting to the number of votes indicated on the records of the Company.

    In certain cases record ownership may change but beneficial ownership for voting purposes does not change. The Restated Certificate of Incorporation of the Company states the exceptions where beneficial ownership is deemed not to have changed upon the transfer of shares of Common Stock. Shareholders should consult the pertinent provision of the Restated Certificate of Incorporation attached as Annex A for those exceptions.

    By resolution duly adopted by the Board of Directors of the Company pursuant to subparagraph B(v) of Article Fourth of the Restated Certificate of Incorporation, the following procedures have been adopted for use in determining the number of votes to which a shareholder is entitled.

        (i) The Company may accept the written and signed statement of a shareholder to the effect that no change in beneficial ownership has occurred during the four years immediately preceding the date on which a determination is made of the shareholders of the Company who are entitled to vote or take any other action. Such statement may be abbreviated to state only the number of shares as to which such shareholder is entitled to exercise five votes or one vote.

        (ii) In the event the Vice President, Treasurer of the Company, in his or her sole discretion, taking into account the standards set forth in the Company's Restated Certificate of Incorporation, deems any such statement to be inadequate or for any reason deems it in the best interest of the Company to require further evidence of the absence of change of beneficial ownership during the four-year period preceding the record date, he or she may require such additional evidence and, until it is provided in form and substance satisfactory to him or her, a change in beneficial ownership during such period shall be deemed to have taken place.

       (iii) Information supplementing that contemplated by paragraph (i) and additional evidence contemplated by paragraph (ii) may be provided by a shareholder at any time but must be furnished at least three business days prior to any meeting of shareholders at which such shares are to be voted for any change to be effective at such meeting.

                               VOTING PROCEDURES

    The presence, in person or by proxy, of the owners of a majority of the votes entitled to be cast is necessary for a quorum at the Annual Meeting.

    All shares of Common Stock in the Company's Employee Incentive Savings Plan that have been allocated to the account of a participant for which the Trustee receives voting instructions will be voted in accordance with those instructions. All Common Stock that has been allocated to the account of a participant for which the Trustee has not received voting instructions, and any shares which have not been allocated to account of a participant, will be voted by the Trustee in the same proportion as the shares for which the Trustee has received voting instructions from participants.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, the Board of Directors of the Company knows of no other business which will be or is intended to be presented at the Annual Meeting. Should any further business come before the Annual Meeting or any adjourned meeting, it is the intention of the proxies named in the enclosed Proxy to vote according to their best judgment.

                                          By Order of the Board of Directors

                                          Steven J. Ford,
                                          Secretary

Dated: March 9, 1998

                                    ANNEX A

            SUBPARAGRAPH B OF ARTICLE FOURTH OF THE RESTATED CERTIFICATE
              OF INCORPORATION OF CARLISLE COMPANIES INCORPORATED

    (I) EACH OUTSTANDING SHARE OF COMMON STOCK SHALL ENTITLE THE HOLDER THEREOF TO FIVE (5) VOTES ON EACH MATTER PROPERLY SUBMITTED TO THE SHAREHOLDERS OF THE CORPORATION FOR THEIR VOTE, WAIVER, RELEASE OR OTHER ACTION: EXCEPT THAT NO HOLDER OF OUTSTANDING SHARES OF COMMON STOCK SHALL BE ENTITLED TO EXERCISE MORE THAN ONE (1) VOTE ON ANY SUCH MATTER IN RESPECT OF ANY SHARE OF COMMON STOCK WITH RESPECT TO WHICH THERE HAS BEEN A CHANGE IN BENEFICIAL OWNERSHIP DURING THE FOUR (4) YEARS IMMEDIATELY PRECEDING THE DATE ON WHICH A DETERMINATION IS MADE OF THE SHAREHOLDERS OF THE CORPORATION WHO ARE ENTITLED TO VOTE OR TO TAKE ANY OTHER ACTION.

    (II) A CHANGE IN BENEFICIAL OWNERSHIP OF ANY OUTSTANDING SHARE OF COMMON STOCK SHALL BE DEEMED TO HAVE OCCURRED WHENEVER A CHANGE OCCURS IN ANY PERSON OR PERSONS WHO, DIRECTLY OR INDIRECTLY, THROUGH ANY CONTRACT, AGREEMENT, ARRANGEMENT, UNDERSTANDING, RELATIONSHIP OR OTHERWISE HAS OR SHARES ANY OF THE
FOLLOWING:

        (A) VOTING POWER, WHICH INCLUDES, WITHOUT LIMITATION, THE POWER TO VOTE OR TO DIRECT THE VOTING POWER OF SUCH SHARE OF COMMON STOCK.

        (B) INVESTMENT POWER, WHICH INCLUDES, WITHOUT LIMITATION, THE POWER TO DIRECT THE SALE OR OTHER DISPOSITION OF SUCH SHARE OF COMMON STOCK.

        (C) THE RIGHT TO RECEIVE OR TO RETAIN THE PROCEEDS OF ANY SALE OR OTHER DISPOSITION OF SUCH SHARE OF COMMON STOCK.

        (D) THE RIGHT TO RECEIVE OR TO RETAIN ANY DISTRIBUTIONS, INCLUDING, WITHOUT LIMITATION, CASH DIVIDENDS, IN RESPECT OF SUCH SHARE OF COMMON STOCK.

    (III) WITHOUT LIMITING THE GENERALITY OF THE FOREGOING SECTION (II) OF THIS SUBPARAGRAPH B, THE FOLLOWING EVENTS OR CONDITIONS SHALL BE DEEMED TO INVOLVE A CHANGE IN BENEFICIAL OWNERSHIP OF A SHARE OF COMMON STOCK.

        (A) IN THE ABSENCE OF PROOF TO THE CONTRARY PROVIDED IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN SECTION (V) OF THIS SUBPARAGRAPH B, A CHANGE IN BENEFICIAL OWNERSHIP SHALL BE DEEMED TO HAVE OCCURRED WHENEVER AN OUTSTANDING SHARE OF COMMON STOCK IS TRANSFERRED OF RECORD INTO THE NAME OF ANY OTHER PERSON.

        (B) IN THE CASE OF AN OUTSTANDING SHARE OF COMMON STOCK HELD OF RECORD IN THE NAME OF A CORPORATION, GENERAL PARTNERSHIP, LIMITED PARTNERSHIP, VOTING TRUSTEE, BANK, TRUST COMPANY, BROKER, NOMINEE OR CLEARING AGENCY, IF IT HAS NOT BEEN ESTABLISHED PURSUANT TO THE PROCEDURES SET FORTH IN SECTION
    (V) OF THIS SUBPARAGRAPH B THAT THERE HAS BEEN NO CHANGE IN THE PERSON OR PERSONS WHO OR THAT DIRECT THE EXERCISE OF THE RIGHTS REFERRED TO IN CLAUSES
    (II) (A) THROUGH (II) (D), INCLUSIVE, OF THIS SUBPARAGRAPH B WITH RESPECT TO SUCH OUTSTANDING SHARE OF COMMON STOCK DURING THE PERIOD OF FOUR (4) YEARS IMMEDIATELY PRECEDING THE DATE ON WHICH A DETERMINATION IS MADE OF THE

    SHAREHOLDERS OF THE CORPORATION ENTITLED TO VOTE OR TO TAKE ANY OTHER ACTION (OR SINCE MAY 30, 1986 FOR ANY PERIOD ENDING ON OR BEFORE MAY 30, 1990), THEN A CHANGE IN BENEFICIAL OWNERSHIP OF SUCH SHARE OF COMMON STOCK SHALL BE DEEMED TO HAVE OCCURRED DURING SUCH PERIOD.

        (C) IN THE CASE OF AN OUTSTANDING SHARE OF COMMON STOCK HELD OF RECORD IN THE NAME OF ANY PERSON AS A TRUSTEE, AGENT, GUARDIAN OR CUSTODIAN UNDER THE UNIFORM GIFTS TO MINORS ACT AS IN EFFECT IN ANY JURISDICTION, A CHANGE IN BENEFICIAL OWNERSHIP SHALL BE DEEMED TO HAVE OCCURRED WHENEVER THERE IS A CHANGE IN THE BENEFICIARY OF SUCH TRUST, THE PRINCIPAL OF SUCH AGENT, THE WARD OF SUCH GUARDIAN, THE MINOR FOR WHOM SUCH CUSTODIAN IS ACTING OR IN SUCH TRUSTEE, AGENT, GUARDIAN OR CUSTODIAN.

        (D) IN THE CASE OF OUTSTANDING SHARES OF COMMON STOCK BENEFICIALLY OWNED BY A PERSON OR GROUP OF PERSONS WHO, AFTER ACQUIRING, DIRECTLY OR INDIRECTLY, THE BENEFICIAL OWNERSHIP OF FIVE PERCENT (5%) OF THE OUTSTANDING SHARES OF COMMON STOCK, FAILS TO NOTIFY THE CORPORATION OF SUCH OWNERSHIP WITHIN TEN (10) DAYS AFTER SUCH ACQUISITION, A CHANGE IN BENEFICIAL OWNERSHIP OF SUCH SHARES OF COMMON STOCK SHALL BE DEEMED TO OCCUR ON EACH DAY WHILE SUCH FAILURE CONTINUES.

    (IV) NOTWITHSTANDING ANY OTHER PROVISION IN THIS SUBPARAGRAPH B TO THE CONTRARY, NO CHANGE IN BENEFICIAL OWNERSHIP OF AN OUTSTANDING SHARE OF COMMON STOCK SHALL BE DEEMED TO HAVE OCCURRED SOLELY AS A RESULT OF:

        (A) ANY EVENT THAT OCCURRED PRIOR TO MAY 30, 1986 OR PURSUANT TO THE TERMS OF ANY CONTRACT (OTHER THAN A CONTRACT FOR THE PURCHASE AND SALE OF SHARES OF COMMON STOCK CONTEMPLATING PROMPT SETTLEMENT), INCLUDING CONTRACTS PROVIDING FOR OPTIONS, RIGHTS OF FIRST REFUSAL, AND SIMILAR ARRANGEMENTS, IN EXISTENCE ON MAY 30, 1986 AND TO WHICH ANY HOLDER OF SHARES OF COMMON STOCK IS A PARTY; PROVIDED, HOWEVER, THAT ANY EXERCISE BY AN OFFICER OR EMPLOYEE OF THE CORPORATION OR ANY SUBSIDIARY OF THE CORPORATION OF AN OPTION TO PURCHASE COMMON STOCK AFTER MAY 30, 1986 SHALL, NOTWITHSTANDING THE FOREGOING AND CLAUSE (IV) (F) HEREOF, BE DEEMED A CHANGE IN BENEFICIAL OWNERSHIP IRRESPECTIVE OF WHEN THAT OPTION WAS GRANTED TO SAID OFFICER OR EMPLOYEE.

        (B) ANY TRANSFER OF ANY INTEREST IN AN OUTSTANDING SHARE OF COMMON STOCK PURSUANT TO A BEQUEST OR INHERITANCE, BY OPERATION OF LAW UPON THE DEATH OF ANY INDIVIDUAL, OR BY ANY OTHER TRANSFER WITHOUT VALUABLE CONSIDERATION, INCLUDING, WITHOUT LIMITATION, A GIFT THAT IS MADE IN GOOD FAITH AND NOT FOR THE PURPOSE OF CIRCUMVENTING THE PROVISION OF THIS ARTICLE FOURTH.

        (C) ANY CHANGES IN THE BENEFICIARY OF ANY TRUST, OR ANY DISTRIBUTION OF AN OUTSTANDING SHARE OF COMMON STOCK FROM TRUST, BY REASON OF THE BIRTH, DEATH, MARRIAGE OR DIVORCE OF ANY NATURAL PERSON, THE ADOPTION OF ANY NATURAL PERSON PRIOR TO AGE EIGHTEEN (18) OR THE PASSAGE OF A GIVEN PERIOD OF TIME OR THE ATTAINMENT BY ANY NATURAL PERSON OF A SPECIFIC AGE, OR THE CREATION OR TERMINATION OF ANY GUARDIANSHIP OR CUSTODIAL ARRANGEMENT.

        (D) ANY APPOINTMENT OF A SUCCESSOR TRUSTEE, AGENT, GUARDIAN OR CUSTODIAN WITH RESPECT TO AN OUTSTANDING SHARE OF COMMON STOCK IF NEITHER SUCH SUCCESSOR HAS NOR ITS PREDECESSOR HAD THE POWER TO VOTE OR TO DISPOSE OF SUCH SHARE OF COMMON STOCK WITHOUT FURTHER INSTRUCTIONS FROM OTHERS.

        (E) ANY CHANGE IN THE PERSON TO WHOM DIVIDENDS OR OTHER DISTRIBUTIONS IN RESPECT OF AN OUTSTANDING SHARE OF COMMON STOCK ARE TO BE PAID PURSUANT TO THE ISSUANCE OR MODIFICATION OF A REVOCABLE DIVIDEND PAYMENT ORDER.

        (F) ANY ISSUANCE OF A SHARE OF COMMON STOCK BY THE CORPORATION OR ANY TRANSFER BY THE CORPORATION OF A SHARE OF COMMON STOCK HELD IN TREASURY, UNLESS OTHERWISE DETERMINED BY THE BOARD OF DIRECTORS AT THE TIME OF AUTHORIZING SUCH ISSUANCE OR TRANSFER.

        (G) ANY GIVING OF A PROXY IN CONNECTION WITH A SOLICITATION OF PROXIES SUBJECT TO THE PROVISIONS OF SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934 AND THE RULES AND REGULATIONS THEREUNDER PROMULGATED.

        (H) ANY TRANSFER, WHETHER OR NOT WITH CONSIDERATION, AMONG INDIVIDUALS RELATED OR FORMERLY RELATED BY BLOOD, MARRIAGE OR ADOPTION ("RELATIVES") OR BETWEEN A RELATIVE AND ANY PERSON (AS DEFINED IN ARTICLE SEVENTH) CONTROLLED BY ONE OR MORE RELATIVES WHERE THE PRINCIPAL PURPOSE FOR THE TRANSFER IS TO FURTHER THE ESTATE TAX PLANNING OBJECTIVES OF THE TRANSFEROR OR OF RELATIVES OF THE TRANSFEROR.

        (I) ANY APPOINTMENT OF A SUCCESSOR TRUSTEE AS A RESULT OF THE DEATH OF THE PREDECESSOR TRUSTEE (WHICH PREDECESSOR TRUSTEE SHALL HAVE BEEN A NATURAL PERSON).

        (J) ANY APPOINTMENT OF A SUCCESSOR TRUSTEE WHO OR WHICH WAS SPECIFICALLY NAMED IN A TRUST INSTRUMENT PRIOR TO MAY 30, 1986.

        (K) ANY APPOINTMENT OF A SUCCESSOR TRUSTEE AS A RESULT OF THE RESIGNATION, REMOVAL OR FAILURE TO QUALIFY OF A PREDECESSOR TRUSTEE OR AS A RESULT OF MANDATORY RETIREMENT PURSUANT TO THE EXPRESS TERMS OF A TRUST
    INSTRUMENT: PROVIDED, THAT LESS THAN FIFTY PERCENT (50%) OF THE TRUSTEES ADMINISTERING ANY SINGLE TRUST WILL HAVE CHANGED (INCLUDING IN SUCH PERCENTAGE THE APPOINTMENT OF THE SUCCESSOR TRUSTEE) DURING THE FOUR (4) YEAR PERIOD PRECEDING THE APPOINTMENT OF SUCH SUCCESSOR TRUSTEE.

    (V) FOR PURPOSES OF THIS SUBPARAGRAPH B, ALL DETERMINATIONS CONCERNING CHANGE IN BENEFICIAL OWNERSHIP, OR THE ABSENCE OF ANY SUCH CHANGE, SHALL BE MADE BY THE BOARD OF DIRECTORS OF THE CORPORATION OR, AT ANY TIME WHEN THE CORPORATION EMPLOYS A TRANSFER AGENT WITH RESPECT TO THE SHARES OF COMMON STOCK, AT THE CORPORATION'S REQUEST, BY SUCH TRANSFER AGENT ON THE CORPORATION'S BEHALF. WRITTEN PROCEDURES DESIGNED TO FACILITATE SUCH DETERMINATION SHALL BE ESTABLISHED AND MAY BE AMENDED FROM TIME TO TIME, BY THE BOARD OF DIRECTORS. SUCH PROCEDURES SHALL PROVIDE, AMONG OTHER THINGS, THE MANNER OF PROOF OF FACTS THAT WILL BE ACCEPTED AND THE FREQUENCY WITH WHICH SUCH PROOF MAY BE REQUIRED TO BE

RENEWED. THE CORPORATION AND ANY TRANSFER AGENT SHALL BE ENTITLED TO RELY ON ANY AND ALL INFORMATION CONCERNING BENEFICIAL OWNERSHIP OF THE OUTSTANDING SHARES OF COMMON STOCK COMING TO THEIR ATTENTION FROM ANY SOURCE AND IN ANY MANNER REASONABLY DEEMED BY THEM TO BE RELIABLE, BUT NEITHER THE CORPORATION NOR ANY TRANSFER AGENT SHALL BE CHARGED WITH ANY OTHER KNOWLEDGE CONCERNING THE BENEFICIAL OWNERSHIP OF OUTSTANDING SHARES OF COMMON STOCK.

    (VI) IN THE EVENT OF ANY STOCK SPLIT OR STOCK DIVIDEND WITH RESPECT TO THE OUTSTANDING SHARES OF COMMON STOCK, EACH SHARE OF COMMON STOCK ACQUIRED BY REASON OF SUCH SPLIT OR DIVIDEND SHALL BE DEEMED TO HAVE BEEN BENEFICIALLY OWNED BY THE SAME PERSON FROM THE SAME DATE AS THAT ON WHICH BENEFICIAL OWNERSHIP OF THE OUTSTANDING SHARE OR SHARES OF COMMON STOCK, WITH RESPECT TO WHICH SUCH SHARE OF COMMON STOCK WAS DISTRIBUTED, WAS ACQUIRED.

    (VII) EACH OUTSTANDING SHARE OF COMMON STOCK, WHETHER AT ANY PARTICULAR TIME THE HOLDER THEREOF IS ENTITLED TO EXERCISE FIVE (5) VOTES OR ONE (1) VOTE, SHALL BE IDENTICAL TO ALL OTHER SHARES OF COMMON STOCK IN ALL RESPECTS, AND TOGETHER THE OUTSTANDING SHARES OF COMMON STOCK SHALL CONSTITUTE A SINGLE CLASS OF SHARES OF THE CORPORATION.

                           Time-Phased Voting Instructions

                           CARLISLE COMPANIES INCORPORATED

                        Voting Procedures - Beneficial Owners
                   Common Stock of Carlisle Companies Incorporated

To All Banks, Brokers and Nominees:

     Carlisle Companies Incorporated ("Carlisle") shareholders who were holders of record on February 24, 1998 and who acquired Carlisle Common Stock before February 24, 1994, will be entitled to cast five votes per share at the Annual Meeting to be held on April 20, 1998. Those holders of record who acquired their shares after February 23, 1994 are, with certain exceptions, entitled to cast one vote per share on the Common Stock they own.

     To enable Carlisle to tabulate the voting by beneficial owners of Common Stock held in your name, a special proxy has been devised for use in tabulating the number of shares entitled to five votes each and one vote each. On this card, the beneficial owner must confirm the numbers of five-vote shares and one-vote shares, respectively, he or she is entitled to vote, and by the same signature, gives instructions as to the voting of those shares. ALL UNINSTRUCTED SHARES WILL BE VOTED UNDER THE 10-DAY RULE. ALL SHARES WHERE BENEFICIAL OWNERSHIP IS NOT CONFIRMED, WHETHER INSTRUCTED OR NOT, WILL BE LISTED AS ONE-VOTE SHARES. THIS IS NOT TO BE REGARDED AS A NON-ROUTINE VOTE MERELY BECAUSE OF THE NATURE OF THE VOTING RIGHTS OF THE COMMON STOCK. The confirmation of beneficial ownership is as follows:

                                 VOTING CONFIRMATION

Please provide the number of shares beneficially owned for each category as of February 24, 1998.

     _____ shares beneficially owned BEFORE February 24, 1994 entitled to five votes each.

     _____ shares beneficially owned and acquired AFTER February 23, 1994 entitled to one vote each.

     If no confirmation is provided, it will be deemed that beneficial ownership of all shares voted will be entitled to one vote each.

     You do not have to tabulate votes. Only record the number of shares shown on the "Voting Confirmation" Section of the Proxy Card. If no shares are reported on the Proxy Card, record the shares for tabulation purposes as having been acquired AFTER February 23, 1994.

     If you are a broker, do not confirm shares. Only the beneficial owner confirms shares in each voting category shown on the Proxy Card.

     If you are a bank, you may wish to follow your usual procedures and furnish the Proxy Card to the beneficial owner. The beneficial owner will vote his beneficial ownership including the completion of the information required by the "Voting Confirmation." The beneficial owner may return the Proxy Card either to you or to Carlisle Companies Incorporated c/o Harris Trust and Savings Bank, P.O. Box A-3800, Chicago, Illinois 60690-9608.

March 9, 1998

    Unless otherwise specified below, this Proxy will be voted FOR the election as Directors of the nominees listed below and FOR the proposed amendment to the Company's Executive Incentive Program to increase the number of shares of common stock authorized for issuance.

                           CARLISLE COMPANIES INCORPORATED
                THIS PROXY FOR THE 1998 ANNUAL MEETING OF SHAREHOLDERS
                   IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


    At the Annual Meeting of Shareholders of Carlisle Companies Incorporated to be held on Monday, April 20, 1998, at 12:00 Noon at the offices of the Company, 250 South Clinton Street; Suite 201, Syracuse, New York and all adjournments thereof, Stephen P. Munn and Dennis J. Hall, and each of them, are authorized to represent me and vote my shares on the following:

Item

    1.   The election of three (3) Directors.  The nominees are:
         Donald G. Calder, Dennis J. Hall and Eriberto R. Scocimara

    2. To amend the Company's Executive Incentive Program to increase the number of shares of common stock authorized for issuance under the Stock Option Plan from 1,000,000 shares to 1,600,000 shares.

    3.   Any other matter properly brought before this meeting.


(INSTRUCTION: In the table below indicate the number of shares voted FOR, AGAINST or ABSTAIN as to each nominee for Director and the proposal to amend the Company's Executive Incentive Plan)

                                                     Shares beneficially owned before
                                                    February 24, 1994. (Post number of
                                                        shares, not number of votes)
                                                   ------------------------------------
                                                       FOR      AGAINST      ABSTAIN
1.  Directors
     Donald G. Calder         ..................       _______   _______     _______
     Dennis J. Hall           ..................       _______   _______     _______
     Eriberto R. Scocimara    ..................       _______   _______     _______

                                                       FOR       AGAINST     ABSTAIN

2.  To amend the Company's Executive Incentive
     Program to increase the number of shares of
     common stock authorized for issuance under
     the Stock Option Plan from 1,000,000 shares
     to 1,600,000 shares.                              _______   _______     _______


                                                   Shares beneficially owned and acquired
                                                   after February 23, 1994 (Post number of
                                                          shares, not number of votes)
                                                   ----------------------------------------
                                                      FOR        AGAINST      ABSTAIN
1.  Directors
     Donald G. Calder         ..................      _______    _______      _______
     Dennis J. Hall           ..................      _______    _______      _______
     Eriberto R. Scocimara    ..................      _______    _______      _______

                                                       FOR       AGAINST      ABSTAIN

2.  To amend the Company's Executive Incentive
     Program to increase the number of shares of
     common stock authorized for issuance under
     the Stock Option Plan from 1,000,000 shares
     to 1,600,000 shares.                              ______    _______      _______


                                            POST ONLY RECORD POSITION:
                                               DO NOT TABULATE VOTES


                                     Dated     _________________________, 1998

                                     __________________________________________

                                     __________________________________________

                                     __________________________________________

                                     Signature of Bank, Broker or Nominee

PROXY                                                                      PROXY
                           CARLISLE COMPANIES INCORPORATED

                      Proxy Solicited By The Board Of Directors
               For The Annual Meeting of Shareholders - April 20, 1998

Stephen P. Munn and Dennis J. Hall, or any of them, each with the power of substitution and revocation, are hereby authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote the Common Stock of the undersigned at the annual meeting of shareholders of CARLISLE COMPANIES INCORPORATED to be held at the Company's principal office, 250 South Clinton Street, Suite 201, Syracuse, New York, at 12:00 Noon on Monday, April 20, 1998, and at any postponements or adjournments of that meeting, as set forth below, and in their discretion upon any other business that may properly come before the meeting.

                                        __   Check here for address change.
                                             New Address:
                                             ______________________________
                                             ______________________________
                                             ______________________________

                    (Continued and to be signed on reverse side.)

                           Carlisle Companies Incorporated
       PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY   -


This proxy will be voted as specified or, if no choice is specified, will be voted FOR the election of the nominees named and FOR the proposed amendment to the Company's Executive Incentive Program to increase the number of shares of common stock authorized for issuance.

1.   Election of Directors -                            FOR ALL
     Nominees:  Donald G. Calder,    FOR     WITHHOLD   (Except those whose names are written on the line provided below)
     Dennis J. Hall and              All        All     _________________________________________________________________
     Eriberto R. Scocimara            --         --      --

2. To amend the Company's            FOR     AGAINST    ABSTAIN
   Executive Incentive Program        --      --         --
   to increase the number of shares                                VOTING CONFIRMATION
   of common stock authorized for
   issuance under the Stock Option                      Please provide the number of shares
   Plan from 1,000,000 shares to                        beneficially owned for each category as
   1,600,000 shares.                                    of February 24, 1998.

                                                         _____shares beneficially owned BEFORE
                                                        February 24, 1994 entitled to five votes
                                                        each.

                                                        _____shares beneficially owned AFTER
                                                        February 23, 1994 entitled to one vote
                                                        each.

                                                        If no confirmation is provided, all shares will
                                                        be entitled to one vote each.


                                                        Please sign exactly as your name
                                                        appears.  If acting as attorney,
                                                        executor, trustee, or in
                                                        representative capacity, sign name
                                                        and indicate title.

                                                        Dated: ___________________________, 1998

                                                        Signature(s) ___________________________

                                                        ________________________________________

                                                       Please vote, sign, date and return this
                                                       proxy card promptly using the enclosed
                                                       envelope.

PROXY                                                                      PROXY
                           CARLISLE COMPANIES INCORPORATED

                      Proxy Solicited By The Board Of Directors
               For The Annual Meeting of Shareholders - April 20, 1998

Stephen P. Munn and Dennis J. Hall, or any of them, each with the power of substitution and revocation, are hereby authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote the Common Stock of the undersigned at the annual meeting of shareholders of CARLISLE COMPANIES INCORPORATED to be held at the Company's principal office, 250 South Clinton Street, Suite 201, Syracuse, New York, at 12:00 Noon on Monday, April 20, 1998, and at any postponements or adjournments of that meeting, as set forth below, and in their discretion upon any other business that may properly come before the meeting.

                                        __   Check here for address change.
                                             New Address:
                                             ______________________________
                                             ______________________________
                                             ______________________________

                    (Continued and to be signed on reverse side.)

                           Carlisle Companies Incorporated
       PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY   -


This proxy will be voted as specified or, if no choice is specified, will be voted FOR the election of the nominees named and FOR the proposed amendment to the Company's Executive Incentive Program to increase the number of shares of common stock authorized for issuance.

1. Election of Directors -                                      FOR ALL
   Nominees:  Donald G. Calder,                 FOR   WITHHOLD  (Except those whose names are written on the line provided below)
   Dennis J. Hall and                           All     All     ________________________________________________________________
   Eriberto R. Scocimara                         --      --      --

2. To amend the Company's                       FOR   AGAINST   ABSTAIN
   Executive Incentive Program                   --    --        --
   to increase the number of shares
   of common stock authorized for
   issuance under the Stock Option
   Plan from 1,000,000 shares to
   1,600,000 shares.

                                                                 Please sign exactly as your name
                                                                 appears.  If acting as attorney,
                                                                 executor, trustee, or in representa-
                                                                 tive capacity, sign name and
                                                                 indicate title.


                                                              Dated: ______________, 1998


                                                              Signature(s) ___________________________

                                                              ----------------------------------------
                                                              Please vote, sign, date and return this
                                                              proxy card promptly using the enclosed
                                                              envelope.